Exhibit 99.1

Seadrill Announces First Quarter 2025 Results

Hamilton, Bermuda, May 12, 2025 - Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced its first quarter 2025 results.

Quarterly Highlights
•Reported a net loss of $14 million and Adjusted EBITDA(1) of $73 million
•West Auriga and West Polaris commenced their respective contracts in December 2024 and February 2025
•Maintains the previously issued 2025 guidance ranges

Financial Highlights

Figures in USD million, unless otherwise indicated	Three months ended March 31, 2025	Three months ended December 31, 2024
Total operating revenues	335	289
Contract revenues	248	204
Net (loss)/income	(14)	101
Adjusted EBITDA(1)	73	28
Adjusted EBITDA Margin(1)	21.8%	9.7%
Diluted (loss)/earnings per share ($)	(0.23)	1.54

“Our strategy to operate a floater-focused fleet at the heart of the deepwater market positions Seadrill well to navigate near-term volatility," said President and CEO Simon Johnson. "We remain focused on adding to our durable backlog, which extends meaningfully through 2028, and we are actively engaged with customers for opportunities starting in the next 12 months. This proactive approach and our robust financial position provide a platform for long-term value creation."

Financial and Operational Results
First quarter 2025 total operating revenues increased $46 million to $335 million, compared to $289 million in the prior quarter. Contract revenues, up $44 million to $248 million, drove almost all the sequential improvement. An increase in operating days attributable to the West Auriga and West Polaris, which commenced their respective contracts in December 2024 and February 2025, was partially offset by lower economic utilization principally related to rigs operating in Brazil.

First quarter 2025 total operating expenses decreased by $6 million to $317 million, compared to $323 million in the previous quarter. The decrease reflects a reduction in merger and integration costs following the handover of the final two Aquadrill rigs in 2024, and lower selling, general and administrative expenses. These decreases were partially offset by increases in vessel and rig operating expenses and depreciation and amortization following recent contract commencements for the West Auriga and West Polaris.

Net loss for the first quarter was $14 million. Adjusted EBITDA(1) was $73 million, compared to $28 million in the prior quarter.

Exhibit 99.1
Balance Sheet and Cash Flow
At quarter-end, Seadrill had gross principal debt of $625 million and $430 million in cash and cash equivalents, including $26 million of restricted cash. Net cash used in operating activities during the first quarter of 2025 was $27 million and payments for capital additions captured in net cash used in investing activities were $45 million. Free Cash Flow(1) was negative $72 million. Free Cash Flow(1) in the first quarter included payments for contract preparation and mobilization, primarily related to the West Auriga and West Polaris, in addition to other working capital movements.
Order Backlog
As of May 12, 2025, Seadrill’s Order Backlog(2) was approximately $2.8 billion. The Company today provided an updated fleet status report on the Investor Relations section of its website, www.seadrill.com.

Outlook
For the full year 2025, Seadrill maintains the previously issued guidance for total operating revenues in the range of $1,300 million to $1,360 million, which excludes reimbursable revenues of $35 million, Adjusted EBITDA(3) in the range of $320 million to $380 million, and capital expenditures in the range of $250 million to $300 million.

Conference Call Information
The Company will host a conference call to discuss its results on Monday, May 12 at 08:00 CT / 15:00 CET. Interested participants may join the call by dialing +1 (800) 715-9871 (Conference ID: 5348977) at least 15 minutes prior to the scheduled start time. The Company will webcast the call live on the Investor Relations section of its website, where a replay will be available afterwards.

(1) These are non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, see Appendices.
(2) Order Backlog includes all firm contracts at the contractual operating dayrate multiplied by the number of days remaining in the firm contract period. It includes management contract revenues and leasing revenues from bareboat charter arrangements and excludes revenues for mobilization, demobilization, contract preparation, and other incentive provisions and backlog relating to non-consolidated entities.
(3) Due to the forward-looking nature of Adjusted EBITDA, the Company cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net income/(loss). Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on Seadrill’s full year 2025 GAAP financial results.

About Seadrill
Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Contact
Kevin Smith
VP - Corporate Finance & IR
ir@seadrill.com

Exhibit 99.1
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the Company’s outlook and guidance, plans, strategies, business prospects, financial performance, operations, rig activity and changes and trends in its business and the markets in which it operates, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms "assumes", "projects", "forecasts", "estimates", "expects", "anticipates", "believes", "plans", "intends", "may", "might", "will", "would", "can", "could", "should" or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2025, offshore drilling market conditions including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys, upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, United States ("U.S.") trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, our ability to maintain relationships with suppliers, customers, employees and other third parties, our ability to maintain adequate financing to support our business plans, our ability to successfully complete and realize the intended benefits of any mergers, acquisitions and divestitures, and the impact of other strategic transactions, our liquidity and the adequacy of cash flows to satisfy our obligations, future activity under and in respect of the Company’s share repurchase program, our ability to satisfy (or timely cure any noncompliance with) the continued listing requirements of the New York Stock Exchange, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard, construction and other delays, the results of meetings of our shareholders, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East, and any related sanctions, the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, including any litigation related to acquisitions or dispositions, the concentration of our revenues in certain geographical jurisdictions, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms, the level of expected capital expenditures, our expected financing of such capital expenditures and the timing and cost of completion of capital projects, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.

The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to any person(s) acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

Investors should note that we announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the Investors section of our website (www.seadrill.com) to communicate with investors, and we intend to post presentations and fleet status reports there, among other things. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of, and is not incorporated into, this news release. Furthermore, references to our website URLs are intended to be inactive textual references only.

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In $ millions, except per share data)	2025	2024
Operating revenues
Contract revenues	248	275
Reimbursable revenues (1)	15	20
Management contract revenues (1)	61	58
Leasing revenues (1)	8	11
Other revenues (1)	3	3
Total operating revenues	335	367
Operating expenses
Vessel and rig operating expenses	(179)	(180)
Reimbursable expenses	(15)	(20)
Depreciation and amortization	(55)	(38)
Management contract expenses	(45)	(38)
Selling, general and administrative expenses	(23)	(25)
Merger and integration related expenses	—	(2)
Total operating expenses	(317)	(303)
Other operating items
Other operating income	—	16
Total other operating items	—	16
Operating profit	18	80
Financial and other non-operating items
Interest income	4	7
Interest expense	(15)	(15)
Equity in earnings of equity method investments (net of tax)	8	4
Other financial and non-operating items	(14)	(6)
Total financial and other non-operating items, net	(17)	(10)
Profit before income taxes	1	70
Income tax expense	(15)	(10)
Net (loss)/income	(14)	60
Basic (LPS)/EPS ($)	(0.23)	0.83
Diluted (LPS)/EPS ($)	(0.23)	0.81
(1) Includes revenue from related parties of $79 million and $76 million, for the three months ended March 31, 2025, and March 31, 2024, respectively.

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In $ millions, except share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	404	478
Restricted cash	26	27
Accounts receivables, net	143	193
Other current assets	228	230
Total current assets	801	928
Non-current assets
Equity method investments	76	68
Drilling units (net of accumulated depreciation of 491 as of March 31, 2025 (December 31, 2024: 430)	2,969	2,946
Deferred tax assets	60	63
Equipment	5	5
Other non-current assets	152	146
Total non-current assets	3,262	3,228
Total assets	4,063	4,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	78	118
Other current liabilities	321	383
Total current liabilities	399	501
Non-current liabilities
Long-term debt	611	610
Deferred tax liabilities	11	11
Other non-current liabilities	134	116
Total non-current liabilities	756	737
Commitments and contingencies
Shareholders' equity
Common shares of par value $0.01 per share: 375,000,000 shares authorized as of March 31, 2025 (December 31, 2024: 375,000,000) and 62,163,028 issued as of March 31, 2025 (December 31, 2024: 62,154,422)	1	1
Additional paid-in capital	1,973	1,969
Accumulated other comprehensive income	1	1
Retained earnings	933	947
Total shareholders' equity	2,908	2,918
Total liabilities and shareholders' equity	4,063	4,156

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In $ millions)	2025	2024
Cash flows from operating activities
Net (loss)/income	(14)	60
Adjustments to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	55	38
Equity in earnings of equity method investments (net of tax)	(8)	(4)
Deferred tax expense/(benefit)	3	(5)
Unrealized (gain)/loss on foreign exchange	(1)	3
Amortization of debt issue costs	1	1
Share based compensation expense	4	3
Other	12	—
Other cash movements in operating activities
Additions to long-term maintenance	(54)	(29)
Changes in operating assets and liabilities
Trade accounts receivable	42	25
Trade accounts payable	(35)	11
Prepaid expenses/accrued revenue	(2)	(7)
Deferred revenue	(9)	5
Deferred mobilization costs	6	4
Related party receivables	—	(5)
Other assets	(2)	(21)
Other liabilities	(25)	(50)
Net cash (used in)/provided by operating activities	(27)	29

Cash flows from investing activities
Additions to drilling units and equipment	(45)	(23)
Other	(4)	—
Net cash used in investing activities	(49)	(23)

Cash flows from financing activities
Shares repurchased	—	(119)
Net cash used in financing activities	—	(119)
Effect of exchange rate changes on cash	1	(3)
Net decrease in cash and cash equivalents, including restricted cash	(75)	(116)
Cash and cash equivalents, including restricted cash, at beginning of the period	505	728
Cash and cash equivalents, including restricted cash, at the end of period	430	612

Exhibit 99.1
Appendix I - Reconciliation of Net (loss)/income to Adjusted EBITDA (Unaudited)
Adjusted EBITDA represents Net (loss)/income before depreciation and amortization, taxes, total financial items and other income and similar non-cash charges. Additionally, in any given period, the Company may have significant, unusual or non-recurring items which may be excluded from Adjusted EBITDA for that period. When applicable, these items are fully disclosed and incorporated into the reconciliation provided below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total operating revenues. Adjusted EBITDA excluding Reimbursables, represents Adjusted EBITDA, excluding Reimbursable revenues and Reimbursable expenses. Adjusted EBITDA Margin excluding Reimbursables represents Adjusted EBITDA excluding Reimbursables as a percentage of Total operating revenues excluding Reimbursable revenues.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables are non-GAAP financial measures. The Company believes that the aforementioned non-GAAP financial measures assist investors by excluding the potentially disparate effects between periods of depreciation and amortization, income tax benefit/expense, total financial items and non-operating items, merger and integration related expenses, gain on disposals and other adjustments specified, which are affected by various and possibly changing financing methods, capital structure and historical cost basis and which may significantly affect Net (loss)/income between periods.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables should not be considered as alternatives to Net (loss)/income or any other indicator of Seadrill Limited’s performance calculated in accordance with GAAP. Because the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

The tables below reconcile Net (loss)/income, the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables.

Figures in USD million, unless otherwise indicated	Three months ended March 31, 2025	Three months ended December 31, 2024
Net (loss)/income (a)	(14)	101
Depreciation and amortization	55	45
Income tax expense/(benefit)	15	(133)
Total financial and other non-operating items, net	17	29
Merger and integration related expenses	—	17
Gain on disposal	—	(31)
Adjusted EBITDA (b)	73	28
Total operating revenues (c)	335	289
Net (loss)/income margin (a)/(c)	(4.2)%	34.9%
Adjusted EBITDA margin (b)/(c)	21.8%	9.7%

Figures in USD million, unless otherwise indicated	Three months ended March 31, 2025	Three months ended December 31, 2024
Adjusted EBITDA (b)	73	28
Reimbursable revenues	(15)	(15)
Reimbursable expenses	15	15
Adjusted EBITDA excluding Reimbursables (d)	73	28
Total operating revenues (c)	335	289
Reimbursable revenues	(15)	(15)
Total operating revenues excluding Reimbursable revenues (e)	320	274
Adjusted EBITDA margin excluding Reimbursables (d)/(e)	22.8%	10.2%

Exhibit 99.1
Appendix II - Contract Revenues Supporting Information (Unaudited)

Contract Revenues Supporting Information(1)	Three months ended March 31, 2025	Three months ended December 31, 2024
Average number of rigs on contract(2)	9	8
Average contractual dayrates(3) (in $ thousands)	323	289
Economic utilization(4)	83.9%	93.0%

(1) Excludes three drillships managed on behalf of Sonadrill (West Gemini, Sonangol Quenguela, Sonangol Libongos); and excludes rigs bareboat chartered to Sonadrill (West Gemini) and Gulfdrill, before disposal in June 2024 (West Telesto, West Castor, West Tucana).
(2) The average number of rigs on contract is calculated by dividing the aggregate days the Company's rigs were on contract during the reporting period by the number of days in that reporting period.
(3) The average contractual dayrate is calculated by dividing the aggregate contractual dayrates during a reporting period by the aggregate number of days for the reporting period.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.

Exhibit 99.1
Appendix III - Reconciliation of Net cash flows (used in)/provided by operating activities to Free Cash Flow (Unaudited)
The Company also presents Free Cash Flow as a non-GAAP liquidity measure. Free Cash Flow is calculated as Net cash (used in)/provided by operating activities less Additions to drilling units and equipment. The Company believes Free Cash Flow is useful to investors, as it allows greater transparency of the utilization or generation of cash by the business. Because the definition of Free Cash Flow may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The table below reconciles Net cash flows (used in)/provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three months ended March 31, 2025 and December 31, 2024.

Figures in USD million	Three months ended March 31, 2025	Three months ended December 31, 2024
Net cash flows (used in)/provided by operating activities	(27)	7
Additions to drilling units and equipment	(45)	(38)
Free Cash Flow	(72)	(31)